UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MARTELINVEST 1 LLC

(Exact name of registrant as specified in its charter)

Wyoming	88-0824387

(State of Organization)	(Federal EIN)

ICC# 6500

Primary Standard Industrial Classification Code Number

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric Martel

1887 Whitney Mesa Drive #9656

Henderson, NV, 89014

(Name, address, including zip code, and telephone number, including area code, of agent for service)

InCorp Services, Inc.

1910 Thomes Ave

Cheyenne, WY 82001

With a copy to:

Andrew Bull, Esq.

Bull Blockchain Law, LLP

21 S. 11th Street, Floor 2

Philadelphia, PA 19107

Andrew@bullblockchainlaw.com

(215) 695-5860

PRELIMINARY OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these tokenized securities has been filed with the Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular (“Offering Circular”) is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation, or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

As filed with the Securities and Exchange Commission on October 18, 2022

Offering Circular

MARTELINVEST 1 LLC

1887 Whitney Mesa Drive #9656

Henderson, NV, 89014

Up to 400,000 Limited Liability Company Units Represented by Digital Tokens

MartelInvest 1 LLC, a Wyoming limited liability company (“we” or the “Company”), is offering (the “Offering”) up to 400,000 limited liability company units of the Company (the “Units”). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. The offering price per unit is $50, for an aggregate offering amount of up to $20,000,000 (“Maximum Offering Amount”). The minimum investment amount for any investor is one (1) Unit or $50. There is no required minimum number of Tokens or amount of proceeds that must be sold as a condition to completion of this Offering. See "Securities Being Offered" beginning on page 36.

Each limited liability company unit of the Company will be represented by a digital token, hereinafter referred to as the MartelInvest 1 Token (the “Tokens”), with token symbol MIFT1. Should we make the Tokens available, we reserve the right to discontinue the usage of the Tokens and revert to traditional or other methods of certification of the Units.

In connection with this Offering, the Company shall provide an online portal to the subscriber for the transfer of funds from the subscriber for the investment, in accordance with the terms of the Subscription Agreement (the “Subscription Agreement”). To register, investors must provide certain personal information and representations to verify the identity of each prospective investor, and indicate their country and state of residence. Prospective investors must also indicate and provide information supporting their accreditation status and complete anti-money laundering and know-your-customer processes. Prospective investors who provide incomplete or inaccurate information will not be permitted to purchase the securities of the Company, and the Company has the authority, in its sole discretion, to prohibit or refund purchases by prospective investors for any reason. Once you complete the onboarding process, you will be added to the “whitelist” and have the opportunity to subscribe for the Tokens by (i) executing the Subscription Agreement; (ii) executing the signature page to the Company’s Amended and Restated Limited Liability Company Operating Agreement, dated May 2, 2022, as amended from time to time (the “Operating Agreement”); and (iii) delivering payment to the Company via online portal per the instructions provided in the Subscription Agreement. Potential purchasers must pay the purchase price for the Tokens in USD, USDC, USDT, or Matic.

i

This Offering will commence within two (2) calendar days following the qualification of the Offering by the Securities and Exchange Commission (“SEC”). The Offering will terminate on the sooner of the sale of the maximum number of Units being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. The Units offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust, or similar account, which means that the proceeds or funds from the sale of the Units will be immediately available to us for use in our operations and once received and accepted are irrevocable.

	Price to Public (3)	Underwriting discount and commissions (1)	Proceeds to issuer (2)	Proceeds to other persons
Per share/unit:	$50	$0	$50	$0
Total Minimum:	$50	$0	$50	$0
Total Maximum:	$20,000,000	$0	$20,000,000	$0

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling, and other costs incurred in this Offering.
(3)	The Units are offered at $50 each, with a minimum purchase of 1 Unit.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the Offering, nor does it pass upon the accuracy or completeness of any Offering Circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

We are following the “Offering Circular” disclosure format under Regulation A.

The date of this offering circular is October 18, 2022.

ii

IMPORTANT INFORMATION ABOUT THIS
OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying Offering Circular supplements, which we refer to collectively as the “Offering Circular.” You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This Offering Circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this Offering Circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This Offering Circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material developments, we will provide an offering circular supplement that may add, update, or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports, and other reports and information statements that we will file periodically with the SEC. See the section entitled “Where You Can Find Additional Information” below for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

iii

FORWARD-LOOKING STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS "ESTIMATE, PROJECT, BELIEVE, ANTICIPATE, INTEND, EXPECT" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

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TABLE OF CONTENTS

OFFERING SUMMARY	1
RISK FACTORS	6
Risks Related to Our Structure and Operations	6
Risks Related to this Offering and Ownership of our Units	8
Risks Related to Conflicts of Interest	12
Risks Related to Real Estate Investments	13
Risks Related to Blockchain Technology and the Ethereum Network	19
DILUTION	23
PLAN OF DISTRIBUTION	24
USE OF PROCEEDS	25
DESCRIPTION OF BUSINESS	26
DESCRIPTION OF PROPERTY	28
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS	29
DIRECTOR, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	30
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	32
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	33
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	34
SECURITIES BEING OFFERED	36
FINANCIAL STATEMENTS	38
PART III EXHIBITS	43
SIGNATURES	44

_________

We have not authorized anyone to provide any information or to make any representations other than those contained in this Offering Circular or in any “test the waters” materials we have prepared. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This Offering Circular is an offer to sell only the Tokens offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

To the extent the information in this Offering Circular, without regard to any ‘‘testing the waters’’ materials, conflicts with, or differs from, the information provided in any ‘‘testing the waters’’ materials, the information in this Offering Circular, again without regard to any ‘‘testing the waters’’ materials, supersedes and replaces any such conflicting or differing information.

v

OFFERING SUMMARY

This summary highlights some of the information in this Offering Circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before deciding to invest in our securities. Unless the context requires otherwise, in this offering the terms “we,” “us” and “our” refer to MartelInvest 1 LLC, the issuer of the MartelInvest 1 Tokens.

Our Company

MartelInvest 1 LLC is a limited liability company organized under the laws of the State of Wyoming on October 19, 2021.

The Company is an emerging growth company that plans to engage in real estate development within the United States. The investment objective of the Company is long-term cash flow and risk-adjusted yield for investors through acquiring, renovating, holding, leasing, operating, marketing, and selling residential real estate properties (each an “Investment”). The Company expects to use substantially all of the net proceeds from this Offering to engage in property acquisition and real estate development business described herein. The Company will aim to maximize profits, with a view toward increasing the value of its portfolio via capital preservation, capital appreciation, and portfolio diversification.

Prior to this Offering, the Company has conducted a private offering under Rule 506(c) of Regulation D (“Reg D Offering”), where up to 800,000 Limited Liability Company Units of the Company at $50 per Unit are being offered. The Reg D Offering is still ongoing.

Our Company’s principal address is 1887 Whitney Mesa Drive #9656, Henderson, NV, 89014.

Management

Our Company is managed by Eric Martel and Antoine Martel (each a “Managing Member”). Under the Operating Agreement, the Managing Members are primarily responsible for making all investment decisions on behalf of the Company and will manage the day-to-day affairs of the Company.

The Managing Members hold 200,000 Units of the Company, issued for their services.

The Managing Members receive no fixed cash compensation. Instead, the Company shall pay the Managing Members acquisition fee, asset management fee, and disposition fee at a certain percentage of the values of investments acquired, held, or sold by the Company. Further, the Managing Members will receive a perpetual royalty at ten percent (10%) of the resale value of the Tokens.

1

You may refer to the sections titled “Directors, Executive Officers and Significant Employees” and “Compensation of Directors and Executive Officers” for detailed information.

Offering

Issuer:	MARTELINVEST 1 LLC, a limited liability company organized under the laws of the State of Wyoming on October 19, 2021 (the “Company”).

Offering:

The Company is offering up to 400,000 limited liability company units for sale pursuant to this Offering Circular. The Units will be represented by ERC-20 standard digital tokens referred to as MartelInvest 1 Tokens with token symbol MIFT1. Each purchase of Tokens will become a member of the Company (each a “Member”) having the rights and obligations as provided under the Operating Agreement.

Pricing:	$50 per Unit/Token.

Term:

The Offering will terminate on the sooner of the sale of the maximum number of Units being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Maximum Offering Amount:	$20,000,000.

Minimum Investment Amount:	$50, or one Unit/Token.

Currencies and Cryptocurrencies Accepted:	USD, USDC, USDT, Matic

Use of Proceeds:

The Company intends to use the net proceeds of this Offering to: (1) purchase residential real estate properties; (2) renovate real estate properties; (3) lease and manage real estate properties; (4) pay for professional legal, development, and other fees in the ordinary course of business.

Management and Transaction Fees:

The Company shall pay the Managing Members the following fees:

Acquisition Fee: A fee of one percent (1%) of the purchase price of each Investment acquired by the Company

Asset Management Fee: A fee of one percent (1%) per annum of the total value of the Investments under management of the Company, calculated pursuant to the “Valuations and Appraisals” section below and payable when a distribution to the Members is made.

Disposition Fee: A fee of one percent (1%) of the sale price of each Investment sold by the Company

Valuations and Appraisals

The assets of the Company will generally be valued by the Managing Members as of the end of each quarter as determined by the Managing Member or required by the Operating Agreement, including immediately before any subsequent investment if the Managing Member determines that there has been a material change or significant event relating specifically to an investment. The Managing Member may from time to time obtain a third-party valuation, appraisal or broker opinion of one or more of the Company’s investments when determined to be appropriate, in its discretion; provided, however, that the Managing Member is under no obligation to do so and the cost of such valuation shall be an expense of the Company.

Royalty Fee:	The Investor shall pay the Managing Members a royalty fee of ten percent (10%) of the transaction value of the Tokens resold by the Investor.

2

Voting Rights:	The Tokens have no voting, management, or control rights.

Report:	The Managing Members intend for the Company to send each Member an unaudited quarterly financial statement of the Company.

Escrow Account:

None. We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of the Units will be immediately available to us for use in our operations and once received and accepted are irrevocable.

Best Efforts Offering:	We are offering the Units on a best-efforts basis. There is no minimum number of Units that must be sold in order to close this Offering.

Subscription Procedure:

Persons interested in subscribing for Tokens will be furnished, and will be required to complete and return to the Managing Members, a Subscription Agreement and certain other subscription documents that may be necessary to confirm eligibility to purchase Tokens in this Offering.

Investor onboarding and subscription process will be completed on an online portal designated by the Company and as provided in the Subscription Agreement.

Distribution

All items of income, gain, loss, and deduction will be allocated to the Members’ capital accounts in proportion to their respective ownership of Units, as represented by Tokens.

Distributions from the Company may be made at any time as determined by the Managing Members in its sole discretion. The Managing Members currently intend to distribute the net profits of the Company every quarter in the form of USDC/USDT but may distribute net profits in a fiat currency at the sole discretion of the Managing Members.

Managing Members may elect to reinvest proceeds from capital transactions rather than distribute them to our members.

Transfer Restrictions

Our operating agreement contains significant restrictions on the transfer of the Units. Our Managing Members may refuse a transfer for any number of reasons.

The Tokens distributed in this offering will not be restricted securities under federal securities laws. However, there is no assurance that any exchange or alternative trading system will approve our Tokens for listing. There is no current public market for the Tokens and one may never develop. As such, it is possible that the tokens may have limited liquidity as a result.

3

Going Concern

The consolidated financial statements included in this Offering Circular have been prepared on a going concern basis which assumes our Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

The ability to continue as a going concern is dependent upon our Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Our Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of our Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for our Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about our Company’s ability to continue as a going concern. The consolidated financial statements of our Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

Risk Factors

This Offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See the section titled “Risk Factors” beginning on page 6 to read about factors you should consider before buying the Tokens. These risks include, but are not limited to, the following:

•	Global economic, political, and market conditions and economic uncertainty may adversely affect our business, results of operations, and financial condition.

•	We have a limited operating history, which makes it difficult to evaluate our business and prospects and may increase the risk associated with your investment.

•	Investors will not have the opportunity to evaluate or approve any investments prior to our acquisition or financing thereof.

•	Investors will rely solely on our Managing Members to manage the Company and our investments. Our Managing Members will have broad discretion to invest our capital and make decisions regarding investments.

•	Investors will have limited control over changes in our policies and day-to-day operations, which increases the uncertainty and risks you face as an investor.

•	An investor could lose all or a substantial portion of any investment made in us.

•	There is no public trading market for the Units or Tokens. There are also transfer restrictions contained in our operating agreement. It will thus be difficult for an investor to sell the Units purchased from us.

•	The offering prices of our Units were not established based upon any appraisals of assets we own or may own. Thus, the initial offering price may not accurately reflect the value of our assets at the time an investor’s investment is made.

•	Substantial actual and potential conflicts of interest may exist between our investors and our interests or the interests of our Managing Members, and our respective affiliates.

•	There are substantial risks associated with owning, financing, operating, leasing, and managing real estate.

•	The market in which we participate is intensely competitive, and we may not be able to compete successfully with our current or future competitors.

•	The amount of distributions we will make is uncertain.

•	Our Managing Members and/or their affiliates may own interests in or manage other entities engaged in similar investments and operations as our Company.

4

•	Crypto assets such as Tokens are a new and relatively untested product. There is considerable uncertainty about the asset class’s long-term viability, which could be affected by a variety of factors, including many market-based factors such as economic growth, inflation, and others. In addition, the success of the tokens and other types of crypto assets will depend on whether blockchains and other new technologies related to the tokens turn out to be useful and economically viable.

•	Transactions in crypto assets such as tokens and certain other virtual currencies may be irreversible. Failure to provide us with the correct wallet address under the control of the purchaser, loss of access to your wallet, or compromise of your wallet’s private keys will, in most cases, result in the loss of your tokens.

5

RISK FACTORS

The Units and Tokens offered hereby are highly speculative in nature, involve a high degree of risk, and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market will ever develop for the Units or Tokens. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in the interests. Prospective investors should obtain their own legal and tax advice prior to investing in the interests and should be aware that an investment in the interests may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before investing in the interests.

Risks Related to Our Structure and Operations

The Company is a newly formed entity with no prior operating history, which makes our future performance difficult to predict.

Our Company was recently formed and has not generated any revenues and has no operating history upon which prospective investors may evaluate their performance. No guarantee can be given that our Company will achieve its investment objectives, the value of the underlying assets will increase or the underlying assets will be successfully monetized.

Our financial condition, results of operations, and ability to make or sustain distributions to our stockholders will depend on many factors, including:

•	our ability to identify attractive properties and other real estate opportunities that are consistent with our investment strategy;
•	our ability to consummate financing on favorable terms;
•	our ability to contain restoration, maintenance, marketing, and other operating costs;
•	real estate appreciation or depreciation in our markets;
•	our ability to absorb costs that are beyond our control, such as real estate taxes, insurance premiums, litigation costs, and compliance costs;
•	our ability to respond to changes in population, employment, or homeownership trends in our markets; and
•	economic conditions in our markets, as well as the condition of the financial and real estate markets and the economy generally.

Given our start-up nature, investors may not be interested in investing and we may not be able to raise all of the capital we seek and this could have a material adverse effect on our Company and the value of your Units.

Due to the start-up nature of our Company, there can be no guarantee that we will reach our funding target from potential investors. In the event we do not reach a funding target, we may not be able to achieve our investment objectives.

Control is vested in the Managing Members, and no investor should purchase the Tokens unless the investor is comfortable with the Company’s judgment and experience in running its affairs.

Control over all decisions affecting the Company, including decisions regarding the use of the proceeds from the sale of Tokens, is vested in the Managing Members, without separate concurrence from the Members. With regards to the proceeds of the sale of the Tokens, the Company shall determine the timing and amount of contributions required to be made to fund purchases of real estate and expenses of operations. Material decisions, with respect to real estate assets held by the Company, such as the purchasing, renovation, sale, refinancing assets, and leasing of assets will not be made by the Company but instead will be made by the Managing Members without separate concurrence from the Members. No assurance can be given that sufficient investments will be presented to the Company to deploy all of the capital available for investment.

6

When you subscribe for Tokens that subscription is binding upon you, and you will not have the right to revoke that subscription even if you do not approve of the investments that the Company subsequently identifies. You should not invest in the Company unless you are prepared to rely upon the judgment of the Managing Members to make investments consistent with the general guidelines described in this Memorandum.

Members will have limited ability to analyze the Company’s investing strategy.

The specific details of the Managing Members’ investment strategy and the techniques it will employ to attempt to reach the Company’s goals are proprietary and will not be disclosed to potential investors or Members. As a result, a potential investor’s decision to invest in the Company must be made without the benefit of being able to fully review and analyze the Managing Members’ strategy and techniques.

An investment in the Offering constitutes only an investment in the Tokens and not directly in any property purchased by the Company.

An investor in the Offering will acquire an ownership interest in the Company and not, for the avoidance of doubt, directly in any property owned by the Company. As a result, the value of the Tokens will be derived from and subject to fluctuations in the values of all properties purchased by the Company, which may be impacted by national and local economic cycles and conditions, financial markets and the economy, competition from existing properties as well as future properties and government regulation (such as tax and building code charges).

We depend on certain key persons, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills, and experience of the Managing Members. The Managing Members will have significant discretion as to the implementation of our investment and operating policies and strategies. If they were to leave the Company or become incapacitated, we might suffer in the planning and execution of its business strategy and operations, impacting financial results. Neither the Company nor the Managing Members is not required to maintain any “key man” life insurance policies for any such persons.

The Managing Members may retain and reinvest all or a portion of the revenue generated by, or proceeds of a sale of, an investment.

The Managing Members have the discretion to sell the investments or related properties the Company acquires and to use the cash proceeds from such sale (or cash proceeds from rental income) to, among other things, enter into new investments. The Managing Members intend to make new investments over the life of the Company. This will place investment returns at the risk of new investment opportunities and may delay distributions to investors.

7

Non-compliance with certain securities regulations may result in the liquidation and winding up of our Company.

We are not registered and will not be registered as an investment company under the Investment Company Act of 1940, as amended (“Investment Company Act”), and our Managing Members are not and will not be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”), and thus the interests do not have the benefit of the protections of the Investment Company Act or the Investment Advisers Act. We and our Managing Members have taken the position that the underlying assets are not “securities” within the meaning of the Investment Company Act or the Investment Advisers Act, and thus our assets will comprise less than 40% investment securities under the Investment Company Act and our Manager and our asset managers will not be advising with respect to securities under the Investment Advisers Act. This position, however, is based upon applicable case law that is inherently subject to judgments and interpretation.  If we were to be required to register under the Investment Company Act or our Manager was to be required to register under the Investment Advisers Act, it could have a material and adverse impact on the results of operations and expenses of our Company and our Managing Members may be forced to liquidate and wind up our Company or rescind the offering of interests.

A potential breach of the security measures of our investment platform could have a material adverse effect on our Company.

The highly automated nature of the investment platform through which potential investors acquire interests may make it an attractive target and potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins, or similar disruptions. While we intend to take commercially reasonable measures to protect our confidential information and maintain appropriate cybersecurity, the security measures of the investment platform, our Company, or our service providers could be breached. Any accidental or willful security breaches or other unauthorized access could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation, and negative publicity.

Risks Related to this Offering and Ownership of our Units

There is currently no public trading market for our Units.

There is currently no public trading market for our Units, and none is expected to be developed or sustained.  If an active public trading market for our interests does not develop or is not sustained, it may be difficult or impossible for you to resell your Units at any price.  Even if a public market does develop, the market price could decline below the amount you paid for your Units.

If a market ever develops for our Units, the market price and trading volume may be volatile.

If a market develops for our Units, the market price of our Units could fluctuate significantly for many reasons, including reasons unrelated to our performance, the underlying assets, or the series, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our Units may decline as well.

In addition, fluctuations in our operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including the vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

8

There are restrictions on an investor’s ability to sell its Units making it difficult to transfer, sell or otherwise dispose of our Units.

Each state has its own securities laws, often called “blue sky” laws, which limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration.

Our Units will not be registered under the laws of any state. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our interests. Investors should consider the resale market for our Units to be limited. Investors may be unable to resell their interests, or they may be unable to resell them without the significant expense of state registration or qualification.

In addition, there are significant transfer restrictions contained in our operating agreement that prohibit transfers unless approved by our Managing Members, in its sole discretion, and the transferee and transferor have met other conditions established by our operating agreement.

The Managing Members have significant power to prevent transfers of the Units or admission of new Members.

The Managing Member may withhold its consent to the admission of any person as a Member for any reason, or for no reason, including when it determines in its reasonable discretion that such admission could: (i) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act), as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, (ii) could adversely affect the Company or subject the Company, or the Managing Members or any of their respective affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject, (iii) cause the Company to be required to register as an investment company under the Investment Company Act, (iv) cause the Managing Members or any of its affiliates being required to register under the Investment Advisers Act, (v) cause the assets of the Company to be treated as plan assets as defined in Section 3(42) of ERISA, or (viii) result in a loss of partnership status by the Company for US federal income tax purposes or the termination of the Company for US federal income tax purposes.

Investors lack voting rights and our Managing Members may take actions that are not in the best interests of investors.

The Managing Members have a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Members. The Members have limited voting rights, if any, spelled out in the Operating Agreement. Members will therefore be subject to any amendments the Managing Member makes (if any) to the Operating Agreement and any decision it takes in respect of the Company. Members may not necessarily agree with such amendments or decisions and such amendments or decisions may not be in the best interests of all of the Members as a whole but only a limited number.

Furthermore, the Managing Members can only be removed as Managing Members of the Company for cause in very limited circumstances following an affirmative vote of the Company’s Members owning 51% of the Tokens, and unsatisfactory financial performance does not constitute a cause. Members would therefore not be able to remove a Managing Member merely because they did not agree, for example, with how the Managing Member was operating the assets and liabilities of the Company.

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The offering prices of the Units may not accurately represent the current value of our Company or our assets at any particular time. Therefore, the purchase price you pay for the Units may not be supported by the value of our assets at the time of your purchase.

This is a fixed-price offering, which means that the offering price for the Units is fixed and will not vary based on the underlying value of our assets at any time.  Our Managing Members have determined the offering price at their sole discretion without the input of an investment bank or other third party. The fixed offering price for the Units has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for the Units may not be supported by the current value of our Company or our assets at any particular time.

This offering is being conducted on a “best efforts” basis and we may not be able to execute our growth strategy if we are unable to raise this capital.

We are offering the interests on a “best efforts” basis, and we can give no assurance that all of the offered interests will be sold. If you invest in our Units and more than the minimum number of offered interests are sold, but less than all of the offered Units are sold, the risk of losing your entire investment will be increased. If substantially less than the maximum amount of Units offered are sold, we may be unable to fund all the intended uses described in this offering circular from the net proceeds anticipated from this offering without obtaining funds from alternative sources or using the working capital that we generate. Alternative sources of funding may not be available to us at what we consider to be a reasonable cost, and the working capital generated by us may not be sufficient to fund any uses not financed by offering net proceeds.

We cannot assure our ability to pay distributions in the future.

The Managing Members intend to cause the Company to pay distributions to holders of the Tokens, but we have not established a minimum distribution payment level, and all future distributions will be made at the discretion of our Managing Members. Our ability to make distributions will depend upon, among other factors:

•	capital expenditures with respect to the Company;
•	general and administrative expenses associated with our operation;
•	the amount of, and the interest rates on, our debt and the ability to refinance our debt;
•	the absence of significant expenditures relating to environmental and other regulatory matters; and
•	other risk factors described in this Memorandum.

Certain matters are beyond our control and any significant difference between our expectations and actual results could have a material adverse effect on our cash flow.

The Company will accept subscriptions from prospective investors by way of deposits of cryptocurrencies.

Such in-kind subscriptions will be subject to a thorough legal review, may be subject to additional non-refundable fees, could take an extended period of time to process, may decrease in value between the date that such in-kind subscription was transferred to the Company and the date of such investor’s admission to the Company as a Member, and may be rejected by the Company for any reason or no reason with no refund of the costs or depreciation experienced by the prospective investor. Any refund of in-kind contributions may be paid (i) in the same form of cryptocurrencies as they were received by the Company, and (ii) to the same wallet address or account from which such cryptocurrencies were received by the Company. The Company may, in the Managing Members’ sole discretion, refund an in-kind subscription, in whole or in part, by a prospective investor to a different wallet address, provided such wallet address has been designated in writing by such prospective investor and the Company provides to such Member a written notice confirming the new wallet address. The Managing Member may send one or more test transactions to the wallet address designated by a prospective investor prior to sending the full amount to be refunded, and the costs of such test transaction shall be deducted from the total amount to be refunded to such prospective investor.

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The value of an in-kind contribution of cryptocurrency by a Member shall equal the total value in U.S. dollars received by the Company upon exchange for U.S. dollars. If, upon exchange of a Member’s in-kind contribution of cryptocurrency for U.S. dollars, the Company receives an amount in U.S. dollars that is less than the amount subscribed for according to such Member’s subscription, the Company may demand such Member to pay the deficient amount or reject such Member’s subscription in whole or in part.

The Company and the Managing Members use the same theories of due diligence as to the origin of deposits of cryptocurrencies as for fiat currencies. Although the Company and the Managing Members maintain strict policies and procedures in connection with their obligations under the various anti-money laundering laws, there is currently no governmental or regulatory guidance regarding accepting cryptocurrencies from investors.

For example, there is no direct guidance related to the following:

•	whether it is legal for the Company to accept cryptocurrency directly rather than accepting fiat currency and exchanging it for cryptocurrency;
•	under what circumstances, if any, the Company may accept cryptocurrency directly;
•	whether current anti-money laundering regulations will apply to cryptocurrencies or whether there will be additional or different rules regarding the acceptance of cryptocurrency into investment vehicles like the Company;
•	whether using the same due diligence theories for anti-money laundering processes applicable to fiat currencies will meet with regulatory approval;
•	if additional or different rules regarding the acceptance of cryptocurrency are adopted, whether these rules will be applied retroactively to the Company; and
•	whether the Company will be able to remediate any failures to comply with any new rules if those new rules are applied retroactively.

If the Company fails to comply with anti-money laundering regulations, investors in the Company could lose all or a significant part of their investment. Additionally, there could be materially adverse effects suffered by the investors in the Company, including having bank accounts or other assets frozen by governmental entities for extended periods of time; forfeiture of profits or principal; extended governmental proceedings involving the principals of the Company, and difficulty engaging banks, other depositaries or custodians to work with the Company in connection with the acceptance of cryptocurrencies.

The Subscription Agreement has a forum selection provision that requires disputes to be resolved in state or federal courts in the State of Wyoming, regardless of convenience or cost to you, the investor.

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the offering statement of which this offering circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Wyoming, for the purpose of any suit, action, or other proceeding arising out of or based upon the agreement. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our Company believes that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. You will not be deemed to have waived our Company’s compliance with the federal securities laws and the rules and regulations thereunder. This forum selection provision may limit your ability to obtain a favorable judicial forum for disputes with us. Although we believe the provision benefits us by providing increased consistency in the application of Wyoming law in the types of lawsuits to which it applies and in limiting our litigation costs, to the extent it is enforceable, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes, may increase investors’ costs of bringing suit and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the provision inapplicable to, or unenforceable in an action, our Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect its business, financial condition, or results of operations.

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Without obtaining advice from your personal advisors, you may not be aware of the legal, tax, or economic consequences of an investment in this Offering.

The Company has not arranged for investors to be separately represented by independent counsel. The legal counsel who has performed services for the Company has performed such services for the Company only and has not acted as if it had been retained by the potential investors. You are not to construe the contents of this Offering Circular or any prior or subsequent communication from the Company, its affiliates, subsidiaries, or any professional associated with this Offering, as legal or tax advice. You should consult your own personal counsel, accountant, and other advisors as to legal, tax, economic and related matters concerning the investment described herein and its suitability for you.

Risks Related to Conflicts of Interest

The Operating Agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of the Managing Member.

The Operating Agreement provides the Managing Member with broad powers and authority which may exacerbate the existing conflicts of interest between your interests and those of the Managing Member. Potential conflicts of interest include, but are not limited to, the following:

•	Other than business opportunities arising out of or in connection with a real estate property the Company owns, no Managing Member or its affiliates shall be obligated to present any particular investment opportunity to the Company or a Member even if such opportunity is of a character which, if presented to the Company, could be taken by the Company;
•	the Managing Member may continue to offer other real estate investment opportunities, including other blind pool equity offerings similar to this offering, and may make investments in real estate assets for its own respective accounts, whether or not competitive with our business;
•	the Managing Member will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from the Company, and you will not be entitled to receive or share in any of the profits or fees or other compensation from any other business owned and operated by the Managing Member or the Principal for their own benefit;
•	we may engage the Managing Member to perform services at prevailing market rates;
•	the Managing Members may serve as officers or employees of other companies, and these other business activities may reduce the time these persons spend managing the Company’s business; and
•	the Managing Members may face conflicts of interest in allocating sale, financing, leasing, and other business opportunities among the real properties owned by our Company and other business activities

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We do not have a conflicts of interest policy.

Our Company will try to balance our interests with their own.  However, to the extent that such parties take actions that are more favorable to other entities than our Company, these actions could have a negative impact on our financial performance and, consequently, on distributions to investors and the value of each series of interests. We have not adopted, and do not intend to adopt in the future, either a conflicts of interest policy or a conflicts resolution policy.

Risks Related to Real Estate Investments

Competition with third parties in acquiring and operating properties may reduce our profitability and the return on your investment.

Over time the Company may compete with other entities seeking to undertake similar activities. These same potential competitors may have significantly greater capital resources, research and development, regulatory compliance, and marketing capabilities. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rent charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you. The Company cannot assure investors that it will be able to invest in or develop resources that are required to successfully compete with these competitors.

The real estate market may be subject to a high degree of volatility and, therefore, the Company’s performance may be volatile.

Real estate investment and renovation projects are subject to a variety of risks that will be outside of the Company’s control, including delays in obtaining entitlements, permits, and other governmental approvals.

A residential property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance, and management services, increased operating costs (including real estate taxes), the attractiveness and location of the property and changes in market rental rates. Our income will be adversely affected if a significant number of tenants are unable to pay rent or if our properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our properties will be located and in the market for multifamily space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market rents, such conditions could result in a reduction of our income and cash available for distributions and thus affect the number of distributions we can make to you.

Renovation projects may also take longer than anticipated, reducing the time that the commercial property is available for lease or sale, and lowering the property’s cash flow or another income potential. Strong demand for skilled laborers and contractors may result in labor shortages and contractor unavailability, delaying project schedules and/or increasing costs. The costs of construction have increased dramatically following the Covid-19 Pandemic and may continue to increase. Although the Company will not undertake such projects without reviewing detailed budgets, such budgets may understate the expenses.

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Furthermore, single family residential properties we invest in compete, or will compete, with numerous housing alternatives in attracting residents, including owner-occupied single and multi-family homes available to rent or purchase an apartment building for rent. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner-occupied single and multifamily homes caused by declining housing prices, mortgage interest rates, and government programs to promote home ownership, could adversely affect our ability to retain our residents, lease properties and maintain or increase rental rates. These factors could materially and adversely affect us.

Numerous factors could affect a Company’s ability to generate net income from the Company’s assets.

Factors which could affect our Company’s ownership of income-producing property might include, but are not limited to any or all of the following; changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of our Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of our Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to our Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities. Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

Our Company’s investment in the properties will be additionally subject to the risks and other factors generally incident to the ownership of real property, including such things as the effects of inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, rent strikes, collection difficulties, the uncertainty of cash flow, the availability and costs of borrowed funds, the general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, acts of God, and other factors beyond the control of our Company.

The profitability of the properties is uncertain.

We intend to invest in properties selectively. Investment in properties entails risks that the investments will fail to perform to expectations. In undertaking these investments, we will incur certain risks, including the expenditure of funds, and the devotion of management’s time to, transactions that may not come to fruition. Additional risks inherent in investments include risks that the properties will not achieve anticipated sales price, rents, or occupancy levels and that estimated operating expenses and costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate.

Rising expenses could reduce cash flow and funds available for future investments.

Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis requiring the tenants to pay all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

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The ongoing COVID-19 pandemic, and government restrictions adopted in response thereto, could significantly impact the ability of our tenants to pay rent, impede the performance of our properties, and harm our financial condition.

The United States, like the rest of the world, has been adversely affected by the breakout of the COVID-19 virus. The United States government, many states, and cities have periodically instituted "shelter in place" orders and adopted other restrictions which have caused the shuttering of many businesses and multiple layoffs, which may affect the income and, ultimately, the ability of tenants to pay rent. In addition, property owners have become subject to certain restrictions, such as a temporary moratorium on evictions, which may limit our Company’s ability to respond to tenant defaults. Further, materials and service providers required for our properties may be difficult to obtain. These factors, and any other effects of the Pandemic, may impede the operations of our properties and could significantly harm our financial condition and operating results.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area, and available financing. There is a risk that we will not realize any significant appreciation for our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the number of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by the type of properties we invest in. We will be able to invest in additional properties only as additional funds are raised. Given the limited number of assets we are targeting, our properties will not be well diversified, and their economic performance could be affected by changes in local economic conditions or changes uniquely affecting one or more particular asset classes.

Our Company may purchase properties in one specific geographic area, and therefore will be dependent upon the continued demand for housing and residential property in that region. Our Company’s revenue and the value of its property portfolio may be disproportionately affected if the area’s economy and real estate markets suffer greater adverse impacts than the economies and real estate markets in other states or nationally due to local industry slowdowns and layoffs, changing demographics and other factors that result in an oversupply of, or reduced demand for, commercial or residential properties in the region.

The illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial, and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations, or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition, or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to our Managing Members’ discretion.

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We will depend on tenants for our revenue, and lease defaults or terminations could reduce our net income and limit our ability to make distributions to our Members.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue associated with such a lease and require us to find an alternative source of revenue to meet mortgage payments and prevent foreclosure if the property is subject to a mortgage. If a tenant defaults, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the distributions to our Members and will negatively impact the value of the Tokens

We may be unable to renew leases or re-lease space as leases expire.

If tenants do not renew their leases upon expiration, we may be unable to re-lease the vacated space. Even if the tenants do re-lease the lease or we can re-lease to a new tenant, the terms and conditions of the new lease may not be as favorable as the terms and conditions of the expired lease. If the rental rates for our properties decrease or we are not able to release a significant portion of our available and soon-to-be-available properties, our financial condition, results of operations, cash flow, the market value of the Tokens and our ability to satisfy our debt obligations and to make distributions to Members could be adversely affected.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

Our real estate properties may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to Members. In addition, the resale value of the property could be diminished because the market value of our properties may depend in part upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of the Tokens. Further, a decline in general economic conditions could lead to an increase in tenant defaults, lower rental rates, and less demand for commercial real estate space in that market. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce the distributions available for Members.

Uninsured losses on the investments could materially reduce investment returns, which may impact the ability to return principal balances.

The properties will be located throughout the United States. Depending on the location of a specific property, that geographic area may be at risk for damage to property due to certain weather-related and environmental events, including hurricanes, severe thunderstorms, wildfires, tornados, earthquakes, and flooding. To the extent possible, our Managing Members will attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Company may obtain insurance policies for real estate investments that are commercially prudent given the local market and circumstances of the real estate investment (typically, including liability, fire, and extended coverage). However, certain losses are either uninsurable or may be insured only upon payment of prohibitively high insurance premiums. If any such loss should occur and the real estate property(s) is partially or totally destroyed, the Company may suffer a substantial loss of its principal. Even if the Company has coverage for the loss, the deductible for such a policy may be so large that the Company will sustain a substantial uninsured loss as a result of the casualty.

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Title insurance may not cover all title defects

Our Managing Members will acquire title insurance on each property, but it is possible that uninsured title defects could arise in the future, which our Company may have to defend or otherwise resolve, the cost of which may impact the profitability of each property and/or our Company as a whole.

Renovation and Development costs may exceed the projections of the Managing Member.

A decision to invest in buildings for renovation will be made based upon certain assumptions about the cost of renovation, time periods for completion of various phases of renovation, and the market value of the renovated product. While there may be a past renovation or operating history on which to base these assumptions, many factors may change, resulting in such assumptions being inaccurate. Such conditions may contribute to reduced demand for the finished product due to competition, economic factors, or changes in the capital markets such as interest rates or the availability of capital. To the extent renovation costs are financed, an investment will be subject to real estate financing risks. Renovation construction entails risks related to materials and labor costs increases, work stoppages or delays, regulatory delays, failure of performance or defective materials or workmanship by contractors and suppliers, unforeseen weather, and unforeseen land and building conditions. Such risks can be mitigated to some extent by obtaining performance bonds, construction and development guarantees, letters of credit, and/or liens on assets under construction. No assurance can be given, however, that any of the foregoing will be obtained or, if obtained, will be adequate to cover any loss resulting from any such risks.

The Company and its Members are dependent on the Managing Members to conduct due diligence in the selection of investments, and there is no assurance that this due diligence will be effective in identifying all material issues and defects.

Before the Company purchases any real estate property, the Managing Members will follow certain limited due diligence procedures. The due diligence procedures for the purchase of such properties will generally include finding available properties for sale by using publicly available information and search engines and evaluating current comparisons of rental and sales prices of similar properties in the surrounding geographic area. An employee or officer of the Company, the Managing Members, or an agent appointed by the Managing Member will visit and inspect each investment prior to closing on the purchase. It is possible, however, that our Managing Members will not discover certain material facts about a property, because the information presented by the sellers may have been prepared incompletely or misleadingly, and material facts related to such property may not yet have been discovered.

We may experience liability for environmental issues

Under various federal, state, and local environmental and public health laws, regulations, and ordinances, our Company may be required, regardless of knowledge or responsibility, to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases (including in some cases natural substances such as methane or radon gas) and may be held liable under these laws or common law to a governmental entity or third-parties for property, personal injury or natural resources damages and for investigation and remediation costs incurred as a result of the real or suspected presence of these substances in soil or groundwater beneath a property. These damages and costs may be substantial and may exceed the insurance coverage our Company has for such events.

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Buildings and structures on a property may have contained hazardous or toxic substances or have released pollutants into the environment; or may have known or suspected asbestos-containing building lead-based paint, mold, or insect infestations (such as roaches or bed bugs), that our Company may be required to mitigate. Undetected or unmitigated conditions such as these may cause (or be suspected to cause) personal injury and/or property damage, which could subject the properties, our Managing Member, and/or our Company to litigation with and liability to third parties.

Our Managing Member will attempt to limit exposure to such conditions by conducting due diligence on a property, however, all or some of these conditions may not be discovered or occur until after that Property has been acquired by our Company.

Federal, state, and local regulations may change

There is a risk of a change in the current federal, state, and local regulations as it may relate to the operations of a property in the area of fuel or energy requirements or regulations, construction and building code regulations, approved property use, zoning, and environmental regulations, or property taxes, among other regulations.

A property acquired by the Company could become subject to a government taking by condemnation or eminent domain, and the compensation given for that taking may not be adequate to cover the Company’s costs to purchase and renovate such property.

There can be no assurance that a property acquired by the Company will not be taken for a public or quasi-public purpose by condemnation or eminent domain. In the event of a condemnation proceeding, the relevant authority may have the power and discretion to determine the value of the properties and such value may be less than the price the Company paid to buy and renovate such property. In such a case, the Company could lose some or all of its investment in the property.

Climate change may adversely affect our business.

To the extent that climate change does occur and affects the markets that we invest in, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for a property that we acquire. Should the impact of climate change be material in nature or occur for lengthy periods of time, the financial condition or results of operations for a property would be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of a property that we acquire to comply with such regulations.

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Risks Related to Blockchain Technology and the Ethereum Network

The potential application of existing regulatory regimes governing blockchain technologies, cryptocurrencies, tokens, and token offerings such as the Tokens is not fully developed and so remains uncertain in many respects.

Regulations with respect to digital securities such as the Tokens, cryptocurrencies (such as Bitcoin or Ether that may be used by the Company to make distributions to our Token holders), financial intermediaries such as spot cryptocurrency exchanges, and blockchain networks (such as the Ethereum Network on which the Tokens is intended to be issued), currently is relatively undeveloped and is likely to rapidly evolve. Such regulation may vary and may conflict among international, federal, state, and local jurisdictions and the potential applications of existing regulations remain subject to significant uncertainty in many respects. In addition, various legislative and executive bodies in the United States and other countries may in the future adopt new laws, regulations, guidance, or other actions (including applying existing laws and regulations in adverse ways), which may severely impact the ability to access marketplaces or exchanges on which to trade the Tokens, and the structure, rights, value and transferability of the Tokens. In addition, failure by us to comply with any laws, rules, and regulations, some of which may not exist yet or are subject to interpretation and may be subject to change, could result in a variety of adverse consequences, including civil penalties and fines.

The Ethereum Blockchain the Tokens rely upon and the Tokens themselves may be the target of malicious cyberattacks.

The structural foundations of the Ethereum Blockchain, the Tokens, and the software applications and other interfaces we anticipate using to develop our immersive art experiences, are nascent technology and unproven, and there can be no assurances that the blockchain and the creation, transfer, or storage of the Tokens will be uninterrupted or fully secure, which may result in impermissible transfers of Tokens, a complete loss of users’ Tokens or an unwillingness of users to access, adopt and utilize Tokens and/or the Ethereum Blockchain. Moreover, the Tokens and the Ethereum Blockchain (and any technology, including blockchain technology, on which they rely) may also be the target of malicious attacks seeking to identify and exploit weaknesses in the software, the Tokens, or the blockchain network, which may result in the loss or theft of the Tokens. If these attacks occur or security is compromised, this could expose us to liability and reputational harm and could seriously curtail the utilization of the Tokens and cause a decline in the market price of the tokens.

Adverse events affecting the development or security of the Ethereum blockchain, as well as other blockchains, could have a negative impact on a Member’s ability to hold and trade the Tokens.

The development and acceptance of blockchain networks, which are part of a new and rapidly changing industry, as well as blockchain-based assets such as BTC and ETH are subject to a variety of factors that are difficult to evaluate. The slowing or stopping of the development or acceptance of blockchain networks and blockchain assets would have an adverse material effect on the successful development and adoption of the Tokens. The utilization and growth of the blockchain industry are subject to a high degree of uncertainty. The factors affecting the continuing utilization and further development of the cryptocurrency industry, as well as blockchain networks, include, without limitation:

•	Worldwide growth, or a decline, in the adoption and use of BTC or ETH and other blockchain assets as well as the decreasing use of blockchain technology;

•	Government and quasi-government regulation of BTC or ETH and other blockchain assets and their use, or restrictions on, or regulation of access to and operation of blockchain networks (such as the Ethereum Network) or similar systems, including in jurisdictions outside the United States;

•	The maintenance and development of the open-source software protocol of the Ethereum Network;

•	The availability and popularity of other forms or methods of buying and selling goods and services, or trading assets including new means of using sovereign currencies (such as the U.S. dollar) or existing networks; or

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•	General economic conditions and the regulatory environment relating to cryptocurrencies.

The slowing or stopping of the development, general acceptance, adoption, and usage of blockchain networks (such as the Ethereum Network) and blockchain assets may deter or delay the acceptance and adoption of the Tokens.

The prices of blockchain assets are extremely volatile. Fluctuations in the price of digital assets could materially and adversely affect our business, and the Tokens may also be subject to significant price volatility.

The prices of blockchain assets such as BTC and ETH have historically been subject to dramatic fluctuations and are highly volatile, and the market price of the Tokens may also be highly volatile. Several factors may influence the market price of the Tokens, including, but not limited to:

•	Global blockchain asset supply;
•	Global blockchain asset demand, which can be influenced by the growth of retail merchants' and commercial businesses' acceptance of blockchain assets like cryptocurrencies as payment for goods and services, the security of online blockchain asset exchanges, and digital wallets that hold blockchain assets, the perception that the use and holding of blockchain assets are safe and secure, and the regulatory restrictions on their use;
•	Investors' expectations with respect to the rate of inflation;
•	Interest rates;
•	Currency exchange rates, including the rates at which digital assets may be exchanged for fiat currencies;

•	Fiat currency withdrawal and deposit policies of exchanges, such as an ATS or other exchange, on which the Tokens may be traded and liquidity on such exchanges;
•	Interruptions in service from or failures of exchanges on which the Tokens may be traded;
•	Investment and trading activities of large investors, including private and registered funds, that may directly or indirectly invest in the Tokens or other blockchain assets;
•	Monetary policies of governments, trade restrictions, currency devaluations, and revaluations;
•	Regulatory measures, if any, that affect the use of blockchain assets such as the Tokens;
•	The maintenance and development of the open-source software protocol of the Ethereum Network;
•	Global or regional political, economic or financial events and situations; or
•	Expectations among blockchain asset participants that the value of the Tokens or other blockchain assets will soon change.

A decrease in the price of a single blockchain asset may cause volatility in the entire blockchain asset industry and may affect other blockchain assets including the Tokens.

Blockchain networks utilize code that is subject to change at any time. These changes may have unintended consequences for the Tokens.

The Tokens are intended to be issued as ERC-20 tokens on the Ethereum blockchain. Changes, such as upgrades to Ethereum's blockchain, may have unintended, adverse effects on all blockchains utilizing the ERC-20 tokens. Also, the Ethereum Network operates based on an open-source protocol maintained by contributors, and contributors are generally not compensated for maintaining and updating the Ethereum Network protocol. The lack of guaranteed financial incentive for contributors to maintain or develop the Ethereum Network and the lack of guaranteed resources to adequately address emerging issues with the Ethereum Network may reduce incentives to address the issues adequately or promptly. This may adversely affect either the market value or the operational status of the Tokens

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Additionally, the Company, in its sole discretion may determine to issue the Tokens on a blockchain other than Ethereum, which may adversely impact an investment in the Tokens.

Few SEC-registered ATSs currently exist to trade blockchain-based securities; we may be unsuccessful in listing the Tokens on any ATS or, once listed, maintaining such listing.

Currently, only a small number of SEC-registered ATSs with technological capabilities to permit the trading of securities tokens exist, such as the Tokens. Because the Tokens are intended to be issued as ERC-20 tokens on the Ethereum blockchain, they currently cannot be traded using a conventional securities trading platform. However, because the Tokens are securities, they are not permitted to be traded on most spot cryptocurrency exchanges that are capable of handling blockchain assets (e.g., Coinbase), because most spot cryptocurrency exchanges are not registered with the SEC to offer trading securities.

Banks and financial institutions may refuse banking services to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment, including cryptocurrency exchanges on which the Company may rely.

Some companies that provide services relating to cryptocurrency or blockchain tokens (like the Tokens described herein) have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, some companies and individuals or businesses associated with cryptocurrencies and blockchain tokens may have had and may continue to have their existing bank accounts suspended or closed. The Company also may be unable to obtain or maintain these services, as may any cryptocurrency exchange that may be relied upon by the Company to convert contributions of cryptocurrency received from us into BTC, ETH, or other cryptocurrencies to be paid out to our Token holders. Banks and other established financial institutions may refuse to process funds for cryptocurrency or blockchain transactions, process wire transfers to or from cryptocurrency exchanges, cryptocurrency-related companies, or service providers, or maintain accounts for persons or entities transacting in cryptocurrency. The Company’s inability to obtain or maintain a bank account may impact the Company’s ability to process distributions to our Token holders and otherwise impact the function and value of the Tokens.

Cyber security threats could result in misappropriation, hacking, infection by malware, or other damage to the Tokens or the blockchain network on which it is issued which could adversely affect an investment in the Tokens.

Security breaches, computer malware, and computer hacking attacks have been prevalent concerns since the launch of blockchain networks. Any security breach caused by hacking, which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware, or other computer equipment, and inadvertent or intentional infection by computer viruses, could harm or damage the software behind the Tokens, which are intended to use the Ethereum blockchain, resulting in a loss of functionality, value, possession, or other damage to the holders of such the Tokens. Any breach of the software infrastructure supporting the Tokens could adversely affect an investment therein.

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The occurrence of a cyber incident, or a deficiency in our cyber security, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of our confidential information, or damage to our business relationships, all of which could negatively impact our financial results.

We collect and retain certain personal information provided by our Members and tenants in the properties owned by the Company. While expected to implement a variety of security measures to protect the confidentiality of this information and periodically review and improve our security measures, we cannot assure that we will be able to prevent unauthorized access to this information. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity, or availability of our information resources. More specifically, a cyber incident is an intentional attack or an unintentional event that can include gaining unauthorized access to systems to disrupt operations, corrupt data, or steal confidential information. As our reliance on technology has increased, so have the risks that could directly result from the occurrence of a cyber incident including operational interruption, damage to our relationship with our tenants, and private data exposure, any of which could negatively impact our reputation and financial results.

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DILUTION

Dilution means a reduction in value, control, or earnings of the interests an investor owns. Our Managing Members have been granted 200,000 Units of the Company for $0 cash contribution in exchange for their services, as compared to the contribution of $50 per Unit paid by investors pursuant to Reg D Offering and this Offering. As a result, investors will experience economic dilution.

The investor’s stake in a company could also be diluted due to the company issuing additional stock or securities. In other words, when the Company issues more Units, the percentage of the Company that you own will go down, even though the value of the Company may go up, which means you will own a smaller piece of a larger company. If the Company decides to issue more Units, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before.

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PLAN OF DISTRIBUTION

We are offering up to 400,000 Limited Liability Company Units on a no-minimum, best-efforts basis. We will sell the Units ourselves and do not plan to use underwriters or pay any commissions. We will be selling our Units using our best efforts and no one has agreed to buy any of our Units. There is currently no plan or arrangement to enter into any contracts or agreements to sell the Units with a broker or dealer. The Managing Members will deliver this Offering Statement, as amended or supplemented, to those persons whom they believe might have an interest in participating in this Offering. We may generally solicit investors, including, but not limited to, the use of social media, newscasts, advertisements, roadshows, and the like.

There is no minimum number of Units we must sell. No money raised from this Offering will go into escrow, trust, or another similar arrangement. The Offering will terminate on the sooner of the sale of the maximum number of Units being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

No securities are being offered by existing securityholders. All net proceeds of this Offering will go to the Company.

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USE OF PROCEEDS

MartelInvest Tokens provide prospective investors with an opportunity to be a partial owner of an entire portfolio of real estate rental properties with an investment of as little as $50. All or substantially all of the proceeds received by the Company from the issuance of Tokens shall be used to make real estate-based investments. The Company intends to assist first-time and veteran real estate investors to purchase cash flowing rental properties in a wide range of markets across the U.S. The target investment properties include single family homes and apartment building units which present opportunities for passive rental incomes and steady cash flow in the long term. These properties may be either currently occupied or in need of renovation for a significant increase in lease rates. The Company will focus on investing in various markets across the U.S., starting from the states of Tennessee, Ohio, Michigan, Missouri, and Indiana.

The Company may retain such amounts as it considers appropriate to maintain a liquid portfolio of cash, including deposits and government securities, to pay its anticipated expenses and to meet any other cash needs.

Accordingly, we expect to use the net proceeds as follows, if we raise the maximum offering amount:

Gross Offering Proceeds	$20,000,000
Offering Costs (1)	$200,000
Use of Net Proceeds
Acquisition of Properties (2)	$18,700,000
Property Improvement	$600,000
Ongoing Legal and Accounting Fees	$100,000
Marketing	$200,000
Working Capital Reserves	$200,000

(1)	“Offering Costs” include legal, accounting, compliance, travel, marketing, printing, and other miscellaneous fees.
(2)	"Acquisition Costs" are costs related to the selection and acquisition of properties, including financing and closing costs. These expenses include but are not limited to travel and communications expenses, non-refundable option payments on property not acquired, accounting fees and expenses, and miscellaneous expenses. This will also include acquisition expenses, including, without limitation, legal fees associated with the purchase and sale agreement, title insurance, appraisal costs, closing costs, mortgage closing costs, and inspection costs

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of our Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause our Company to modify the above-described allocation of proceeds

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

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DESCRIPTION OF BUSINESS

Our Company

MartelInvest 1 LLC is a limited liability company organized under the laws of the State of Wyoming on October 19, 2021.

The Company is an emerging growth company that plans to engage in real estate development within the United States. The Company expects to use substantially all of the net proceeds from this Offering to engage in property acquisition and real estate development business described herein. Specifically, the Company would acquire residential real estate properties, and make cosmetic changes, repairs, and other enhancements to increase the value for rental. Once those properties increase in value, the Company can sell them at a profit and use those proceeds to buy more properties or distribute that profit to investors.

The Company was formed with the intent to help those who don’t have enough capital to go out and buy their own rental properties to finally be able to have those same advantages of owning real estate. The Managing Members of the Company, Antoine Martel and Eric Martel, have helped hundreds of real estate investors across the world buy their first, or tenth, rental property in the United States.

Prior to this Offering, the Company has conducted a private offering under Rule 506(c) of Regulation D (“Reg D Offering”), where up to 800,000 Limited Liability Company Units of the Company at $50 per Unit are being offered. The Reg D Offering is still ongoing.

Our Company’s principal address is 1887 Whitney Mesa Drive #9656, Henderson, NV, 89014.

Investment Objectives

The investment objective of the Company is long-term cash flow and risk-adjusted yield for investors through acquiring, renovating, holding, leasing, operating, marketing, and selling residential real estate properties (each an “Investment”). The Company will aim to maximize profits, with a view toward increasing the value of its portfolio via capital preservation, capital appreciation, and portfolio diversification.

Investment Process

Our Managing Members have full authority to make all the decisions regarding our Investments. They have discretion with respect to the selection of specific investments and the purchase and sale of our properties.

Factors considered when evaluating a prospective investment include, without limitation:

•	macroeconomic conditions that may influence operating performance;
•	real estate market factors that may influence real estate valuations, real estate financing, or the economic performance of real estate generally;
•	fundamental analysis of the real estate, including tenant rosters, lease terms, zoning, operating costs, and the asset’s overall competitive position in its market;
•	real estate and leasing market conditions affecting real estate;
•	the cash flow in place and projected to be in place over the expected hold period of the real estate;
•	the appropriateness of estimated costs and timing associated with capital improvements of the real estate;
•	a valuation of the investment, the investment basis relative to its value, and the ability to liquidate an investment through a sale or refinancing of the real estate;

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•	review of third-party reports, including appraisals, engineering, and environmental reports;
•	physical inspections of the real estate and analysis of markets; and
•	the overall structure of the investment and rights in the transaction documentation.

Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Company; and title and liability insurance policies.

Competition

The real estate market is highly competitive. We will compete in all of our markets with other owners and operators of single and multifamily properties. We will compete based on several factors that include location, rental rates, security, suitability of the property’s design to tenants' needs, and how the property is operated and marketed. The number of competing properties in a particular market could have a material effect on a property’s occupancy levels, rental rates, and operating expenses.

Over time the Company may compete with other entities seeking to undertake similar activities. These same potential competitors may have significantly greater capital resources, research and development, regulatory compliance, and marketing capabilities. This competition could adversely affect our business. The number of competitive properties could have a material effect on our ability to rent space at our properties and the amount of rent charged. We could be adversely affected if additional competitive properties are built in locations competitive with our properties, causing increased competition for residential renters. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from tenants and may require us to make capital improvements to properties that we would not have otherwise made, thus affecting cash available for distributions to you.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Employees

We do not expect our Managing Members to devote full time to our operations at all times. We do not have any full-time employees but may engage some in the future. We also expect to engage contracts to provide us with professional services.

Legal Proceedings

None of our Company or any Managing Members is presently subject to any material legal proceedings.

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DESCRIPTION OF PROPERTY

Our principal office is located at 1887 Whitney Mesa Drive #9656, Henderson, NV, 89014. This office is provided at no charge by our Managing Members. We currently own one real property at 5333 Von Phul St, St Louis, MO 63107.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

Our Company was organized in October 2021. We are an internally managed real estate development company engaged in locating, developing, and leasing real estate properties. Since our inception, we have been engaged primarily in formulating a business plan and developing financial, offering, and other materials to begin fundraising. We are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. Being a development stage company, we have a very limited operating history.

Once we locate a suitable property, we will determine the funds required to complete the project. The number of funds allocated for this may vary and will depend on the specific location, property size, and improvement costs. These are the costs of making a building ready for occupation and then producing revenue.

Long-term financing and commitments will be required to fully implement our business plan. The Company will always be dependent on outside funding for the full implementation of our business plan.

Operating Results

As of September 20, 2022, we have not generated any revenues and incurred expenses of $5,985. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through September 20, 2022, was $5,985.

Liquidity and Capital Resources

As of September 20, 2022, our Company had $11,442 in cash and $36,179 in intercompany loans. In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise up to $20,000,000 in this Offering and up to $40,000,000 in the Reg D Offering.

We do not currently have any significant capital commitments. Our sole source of capital until we acquire properties that generate revenues will be monies raised through this Offering and the Reg D Offering.

Plan of Operations

Over the next twelve months, we intend to focus on acquiring residential real estate properties for development and leasing using the proceeds from this Offering and the Reg D Offering. Our Managing Members will meet with property owners, brokers, consultants, and advisors to locate desirable properties which meet our investment strategy. The target investment properties include single family homes and apartment building units which present opportunities for passive rental incomes and steady cash flow in the long term. These properties may be either currently occupied or in need of renovation for a significant increase in lease rates. The Company will focus on investing in various markets across the U.S., starting from the states of Tennessee, Ohio, Michigan, Missouri, and Indiana. We have started operations by acquiring the first property in St Louis, MO.

We believe that the proceeds from this offering will satisfy our cash requirements for the next 12 months to implement the foregoing plan of operations.

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DIRECTOR, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

NAME	POSITION	AGE	TERM OF OFFICE
Eric Martel	Managing Member	58	Since inception
Antoine Martel	Managing Member	27	Since inception

Eric Martel, Managing Member

Eric Martel is a real estate investor and entrepreneur. In 2017, he founded MartelTurnkey, a turnkey real estate investment company with assets in Memphis, Cleveland, and St. Louis. In 2019, MartelTurnkey has bought and sold single family rentals. MartelTurnkey’s mission is to enable clients to achieve financial freedom through cash flow-positive residential turnkey rentals and joint ventures.

Eric Martel has long been involved in real estate both in his home country of Canada and in the United States. Eric purchased his first multi-family property in Canada while still in college. After graduating in Actuarial Mathematics, Mr. Martel built a long and successful career in management and business consulting. In his position as an actuary, Eric was dismayed by the hundreds of corporate pension plans that were being rolled over to 401k and shifting the retirement risk to the employees. Mr. Martel is transforming the way people think about retirement and passive income opportunities. Mr. Martel is looking to connect with Real Estate investors interested in the rental market.

Eric Martel is the author of the book “Stop Trading Your Time for Money” and the popular “Break Away From the Rat Race” YouTube channel.

Antoine Martel, Managing Member

Antoine Martel is a real estate entrepreneur from San Mateo, California. His proven real estate investment strategies have enabled countless clients to realize passive income and financial freedom through out-of-state turnkey rental properties. MartelTurnkey specializes in assisting first-time and veteran real estate investors to purchase cash flowing rental properties in a wide range of markets across the U.S. Since its founding, MartelTurnkey, with Antoine Martel at the helm, has sold well over $11 million worth of cash flowing real estate.

While still a student at Loyola Marymount University, Antoine had already begun immersing himself in learning the real estate industry, absorbing everything he could about real estate investing; how to set up a team, network, calculate the numbers, recognizing good deals, and much more.

Before he’d even graduated with a degree in Entrepreneurship, Antoine had already secured multiple cash flowing properties for the new family business, Martel Family Realty, which evolved into what is now Martel Turnkey. Antoine Martel is now a nationally recognized real estate expert with tens of thousands of followers. He is an inspiration to both millennials and generations from every decade.

Antoine Martel is the author of the popular real estate investing book, “A Millennial’s Guide to Investing in Cash Flowing Rental Properties." Antoine’s highly popular podcast, “A Millennial’s Guide to Real Estate Investing,” can be accessed through iTunes, Spotify, and various other podcast outlets.

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Family Relationship

Eric Martel is the father of Antoine Martel.

Legal Proceedings

To the best of our knowledge, none of our managing members has, during the past five years:

•	been convicted in a criminal proceeding (excluding traffic violations and other minor offenses); or
•	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent, or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was the general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Name	Capacity	Cash compensation	Other Compensation
Eric Martel	Managing Member	$0	100,000 Units of the Company, and fees paid by the Company
Antoine Martel	Managing Member	$0	100,000 Units of the Company, and fees paid by the Company

The Managing Members receive no fixed cash compensation. Instead, the Company shall pay the Managing Members acquisition fee, asset management fee, and disposition fee at a certain percentage of the values of investments acquired, held, or sold by the Company. Specifically, the Company shall pay the Managing Members the following fees:

•	Acquisition Fee: A fee of one percent (1%) of the purchase price of each Investment acquired by the Company;
•	Asset Management Fee: A fee of one percent (1%) per annum of the total value of the Investments under the management of the Company
•	Disposition Fee: A fee of one percent (1%) of the sale price of each Investment sold by the Company

Further, the Managing Members will receive a perpetual royalty at ten percent (10%) of the resale value of the Tokens.

The Managing Members each hold 100,000 Units of the Company, which were issued prior to this Offering for their services.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this offering circular, of our Limited Liability Company Units by each person known by us to be the beneficial owner of more than 10% of our outstanding Units. To the best of our knowledge, the persons named have sole voting and investment power with respect to such Units, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

Name and address of beneficial owner (1)	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of Class
Managing Members	200,000 Units	0	100%

(1)	Eric Martel and Antoine Martel each own 100,000 Units of the Company.

The information presented above regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of Units beneficially owned by such person, which includes the number of Units as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of Units outstanding as of such date plus the number of Units as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such a percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our Limited Liability Company Units listed above have sole voting and investment power with respect to the Units shown.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inception, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer, or beneficial holder of more than 10% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest.

Conflicts of Interest

The Managing Members, their family members, other companies of which the Managing Member is an officer or an employee, and affiliates, members, partners, directors, officers, and employees of those companies (collectively the “Affiliated Persons”) may engage in activities that may conflict with the interests of the Members or the Company. The following discussion enumerates certain potential divergences and conflicts of interest.

Other Activities

The Managing Members will only devote so much time to the affairs of the Company as is reasonably required in their judgment. They also serve or may serve as officers or employees of other companies affiliated or unaffiliated with the Company. If and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when the Company needs their focused support and assistance, the attention of the Managing Members may also be required by other companies. In addition, the Managing Members may have obligations to those entities, the fulfillment of which might not be in the best interests of the Members or the Company. The Managing Members may face conflicts of interest in allocating sale, financing, leasing, and other business opportunities among the real estate properties owned by other entities.

The Managing Members and Affiliated Persons will not be precluded from engaging directly or indirectly in any other business or other activity, including exercising investment advisory and management responsibility and buying, selling, leasing or otherwise dealing with real estate investments and other investments for their own accounts, for the accounts of other companies and the accounts of individual and institutional clients (collectively, “Other Accounts”). The Other Accounts may have investment objectives or may implement investment strategies similar to those of the Company. The Managing Members and Affiliated Persons may also have investments in certain of the Other Accounts. Each of them may give advice and take action in the performance of their duties to their Other Accounts that could differ from the timing and nature of action taken with respect to the Company. The Managing Members and Affiliated Persons will have no obligation to purchase, lease, or sell for the Company any investment that they purchase, lease, or sell, or recommend for purchase, leasing, or sale, for their own accounts or any of the Other Accounts. The Company will not have any rights of first refusal, co-investment, or other rights in respect of the investments made by the Managing Members and Affiliated Persons for the Other Accounts, or in any fees, profits, or other income earned or otherwise derived from them. If a determination is made that the Company and one or more Other Accounts should purchase, lease or sell the same investments at the same time, the Managing Members and Affiliated Person will allocate these investments as is considered fair and equitable to each. No Member will, by reason of being a Member of the Company, have any right to participate in any manner in any profits or income earned or derived by or accruing to the Managing Members and Affiliated Person from the conduct of any business or from any transaction in investments affected by them for any account other than that of the Company.

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There can be no assurance that all or any part of an investment opportunity that comes to the attention of any of the Managing Members and Affiliated Persons will be allocated to the Company. In addition, there may be investment opportunities the Managing Member elects to pursue for the Company even though the Affiliated Persons elect not to pursue such opportunities for the Other Accounts. Because investment considerations may differ for the Company and the Other Accounts in the context of any particular investment opportunity, investment activities of the Company and the Other Accounts are likely to differ considerably from time to time.

As a result of the foregoing, the Managing Members and Affiliated Persons may have conflicts of interest in allocating their time and activity between the Company and the Other Accounts, in allocating investments among the Company and the Other Accounts, and in effecting transactions for the Company and the Other Accounts, including those in which one or more Managing Members and Affiliated Persons may have a greater financial interest.

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SECURITIES BEING OFFERED

The following is a summary of the principal terms of, and is qualified by reference to, our operating agreement and the subscription agreement relating to the purchase of the securities offered hereby, which are attached as exhibits to the offering statement of which this offering circular forms a part. This summary is qualified in its entirety by reference to the detailed provisions of those documents which should be reviewed in their entirety by each prospective investor. In the event that the provisions of this summary differ from those of the operating agreement or the subscription agreement, as applicable, the provisions of the operating agreement or the subscription agreement, as applicable, shall apply. Capitalized terms used in this summary (and elsewhere in this offering circular) that are not defined herein shall have the meaning ascribed thereto in the operating agreement.

Our Company is a limited liability company formed pursuant to the Wyoming limited liability company act. Interests in our company consist of limited liability company units (“Units”) only. We are offering up to 400,000 Units under this Offering. The offering price per unit is $50, for an aggregate offering amount of up to $20,000,000. As of the date of this offering circular, we have 200,031 Units issued and outstanding. Each limited liability company unit of the Company will be represented by a digital token referred to as the MartelInvest 1 Token, with the token symbol MIFT1.

Distribution

All items of income, gain, loss, and deduction will be allocated to the Members’ capital accounts in proportion to their respective ownership of Units, as represented by Tokens. Distributions from the Company may be made at any time as determined by the Managing Members in its sole discretion. The Managing Members will be entitled to withhold from any distributions, at its discretion, appropriate reserves for expenses and liabilities of the Company as well as for any required tax withholdings.

The Managing Members currently intend to distribute net profits of the Company every quarter in the form of USDC/USDT but may distribute net profits in a fiat currency at the sole discretion of the Managing Members.

There is no guarantee that the Company will achieve profitability or distribute profits with any certain frequency.

Voting Rights

The Members have limited voting rights, if any, spelled out in the Operating Agreement. The Managing Members have a unilateral ability to amend the Operating Agreement in certain circumstances without the consent of the Members. Members will therefore be subject to any amendments the Managing Member makes, if any, to the Operating Agreement and any decision it takes in respect of the Company.

Removal of a Managing Member

The Managing Members can only be removed for cause in very limited circumstances following an affirmative vote of the Company’s Members owning 51% of the Units, and unsatisfactory financial performance does not constitute a cause. Members would therefore not be able to remove a Managing Member merely because they did not agree, for example, with how the Managing Member was operating the assets and liabilities of the Company.

Liquidation Rights

Members have no liquidation preference over the Managing Members.

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Preemptive Rights

No preemptive rights.

Redemption Rights

The Units are not redeemable.

Restriction on Transfer

There are significant transfer restrictions contained in our operating agreement that prohibit transfers unless approved by our Managing Members, in its sole discretion, and the transferee and transferor have met other conditions established by our operating agreement.

The Managing Member may withhold its consent to the admission of any person as a Member for any reason, or for no reason, including when it determines in its reasonable discretion that such admission could: (i) result in there being 2,000 or more beneficial owners (as such term is used under the Exchange Act) or 500 or more beneficial owners that are not accredited investors (as defined under the Securities Act), as specified in Section 12(g)(1)(A)(ii) of the Exchange Act, (ii) could adversely affect the Company or subject the Company, or the Managing Members or any of their respective affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, the Managing Member or any of their respective affiliates to any tax to which it would not otherwise be subject, (iii) cause the Company to be required to register as an investment company under the Investment Company Act, (iv) cause the Managing Members or any of its affiliates being required to register under the Investment Advisers Act, (v) cause the assets of the Company to be treated as plan assets as defined in Section 3(42) of ERISA, or (viii) result in a loss of partnership status by the Company for US federal income tax purposes or the termination of the Company for US federal income tax purposes.

The Tokens distributed in this offering will not be restricted securities under federal securities laws. However, there is no assurance that any exchange or alternative trading system will approve our Tokens for listing. There is no current public market for the Tokens and one may never develop. As such, it is possible that the tokens may have limited liquidity as a result.

Forum Selection

As part of this investment, each investor will be required to agree to the terms of the subscription agreement included as Exhibit 4.1 to the offering statement of which this offering circular is part. In the agreement, investors agree to resolve disputes arising under the subscription agreement in state or federal courts located in the State of Wyoming, for the purpose of any suit, action, or other proceeding arising out of or based upon the agreement.

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FINANCIAL STATEMENTS

MARTELINVEST 1 LLC

FINANCIAL STATEMENTS – UNAUDITED

From October 19, 2021 (Inception) to September 20, 2022

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MartelInvest 1 LLC

Balance Sheet

As of September 20, 2022

TOTAL
ASSETS
Current Assets
Bank Accounts
MartelInvest X LLC 6427 - 1	$9,886.28
USDC	$1,556.20
Total Bank Accounts	$11,442.48
Total Current Assets	$11,442.48
Fixed Assets
5333 Von Phul St	$20,778.28
Total Fixed Assets	$20,778.28
TOTAL ASSETS	$32,220.76

LIABILITIES AND EQUITY
Liabilities
Current Liabilities
Other Current Liabilities
MFR LLC	$15,871.00
MRE LLC	$20,308.28
Security Deposit Payable	$470.00
Total Other Current Liabilities	$36,649.28
Total Current Liabilities	$36,649.28
Total Liabilities	$36,649.28
Equity
Opening Balance Equity	$1,556.20
Retained Earnings	$-
Net Income	$(5,984.72)
Total Equity	$(4,428.52)
TOTAL LIABILITIES AND EQUITY	$32,220.76

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MartelInvest 1 LLC

Profit and Loss

January 1 – September 20, 2022

TOTAL
Income
Total Income
GROSS PROFIT	$-
Expenses
Legal & Accounting Services	$5,871.00
Office Expenses
Software & Apps	$113.72
Total Office Expenses	$113.72
Total Expenses	$5,984.72
NET OPERATING INCOME	$(5,984.72)
NET INCOME	$(5,984.72)

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MartelInvest 1 LLC

Statement of Cash Flows

January 1 – September 20, 2022

TOTAL
OPERATING ACTIVITIES
Net Income	$(5,984.72)
Adjustments to reconcile Net Income to Net Cash provided by operations:
MFR LLC	$15,871.00
MRE LLC	$20,308.28
Security Deposit Payable	$470.00
Total Adjustments to reconcile Net Income to Net Cash provided by operations:	$36,649.28
Net cash provided by operating activities	$30,664.56
INVESTING ACTIVITIES
5333 Von Phul St	$(20,778.28)
Net cash provided by investing activities	$(20,778.28)
FINANCING ACTIVITIES
Opening balance equity	$1,556.20
Net cash provided by financing activities	$1,556.20
NET CASH INCREASE FOR PERIOD	$11,442.48
CASH AT END OF PERIOD	$11,442.48

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MartelInvest 1 LLC

Statement of Change in Equity

As of September 20, 2022

	Tokens	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	TOTAL
Beginning Balance	$-
Issuance of Token	$1,556			$1,556
Net income (net loss)	$(5,985)			$(5,985)
Dividends	$-			$-
ENDING BALANCE	$(4,429)			$(4,429)

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PART III EXHIBITS

Exhibit No.	Description
2.1	Limited Liability Company Articles of Organization
2.2	Amended and Restated Operating Agreement
4.1	Subscription Agreement
12.1	Opinion of Counsel

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on October 18, 2022.

MARTELINVEST 1 LLC

By:	/s/ Eric Martel

Eric Martel, Managing Member

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Eric Martel	Managing Member	October 18, 2022
Eric Martel

/s/ Antoine Martel	Managing Member	October 18, 2022
Antoine Martel

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